EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS THIRD QUARTER 2012 RESULTS

Santa Clara, Calif.—November 5, 2012—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the third quarter of 2012. Total revenue for the quarter was $79.6 million, including approximately $17.6 million in revenue from eBioscience during the third quarter of 2012. This compares to total revenue of $64.0 million for the same period of 2011.

The Company reported a net loss of approximately $17.9 million, or $0.25 per diluted share, in the third quarter of 2012, which included the following one-time items:  (1) acquisition-related and integration costs of $1.9 million and (2) impairment of the West Sacramento facility of $4.0 million.  Excluding these one-time items and recurring amortization of acquired intangible assets of $5.0 million and release of step-up in inventory fair value of $4.5 million, the Company would have reported a net loss of $2.4 million, or $0.03 per diluted share. This compares to a net loss of $9.8 million, or $0.14 per diluted share, in the same period of 2011, which included one-time impairment charges on investments totaling $0.7 million and a reserve on a note receivable from a private biotechnology company of $2.2 million, and recurring amortization of acquired intangible assets of $1.5 million. Excluding these charges, net loss was $5.3 million, or $0.08 per diluted share, for the third quarter of 2011.

Revenue for the third quarter of 2012 was comprised of product revenue of $72.7 million and service and other revenue of $6.9 million. Product revenue included consumable revenue of $50.5 million excluding eBioscience, instrument revenue of $4.6 million and revenue from eBioscience of $17.6 million. This compares to total revenue of $64.0 million in the third quarter of 2011, comprised of product revenue of $57.0 million and service and other revenue of $7.0 million. Product revenue included consumable revenue of $52.9 million and instrument revenue of $4.1 million in the third quarter of 2011.

For the third quarter of 2012, cost of product sales, including eBioscience, was $34.0 million, as compared to $24.6 million in the same period of 2011. Product gross margin was 53%, as compared to 57% in the same period of 2011, the decrease is due primarily to the amortization of the step-up in inventory fair value of $4.5 million. Excluding the inventory step-up amortization, product gross margin for the third quarter of 2012 was 57%. Cost of services and other was $4.0 million compared to $3.0 million in the same period of 2011.

For the third quarter of 2012, operating expenses were $52.8 million, including acquisition- and integration-related non-recurring costs of $1.9 million, and recurring amortization of acquired intangible assets of $3.4 million and eBioscience operating expense of approximately $7.5 million. This compared to operating expenses of $42.2 million in the same period of 2011.

"For the third quarter of 2012 we've continued to make steady progress in stabilizing our business. On a constant currency basis, our revenue excluding eBioscience for the third quarter of 2012 was down by about 2% as compared to the same period in the previous year," said Frank Witney, president and CEO. "In the third quarter of 2012, we generated revenue growth of more than 16% as compared to the third quarter of 2011 in our Genetic Analysis business, which was offset by continued headwinds in our Gene Expression unit.  With the addition of eBioscience, we have further diversified our revenues and added important capabilities to provide customers in translational medicine and clinical diagnostics with a comprehensive set of tools to improve healthcare outcomes. "

Third quarter highlights:

•
The Company signed a Powered by Affymetrix (PbA) agreement with PathGEN Dx Pte. Ltd., a spin-off molecular diagnostics company founded by researchers from the Genome Institute of Singapore..  Under this PbA agreement, PathGEN Dx will develop an in-vitro diagnostic kit for comprehensive pathogen detection using their PathGEN® PathChip and is based on a patented, efficient, and accurate microarray-based protocol and analysis method. The kit will be comprised of PathGEN Dx's proprietary reagents, an automated software package, and a contract manufactured GeneChip® microarray from Affymetrix. It will detect the presence of more than 70,000 viral and bacterial genomes from a wide variety of human samples, annotate the genomic information, and identify co-infecting pathogens.

•
The Company announced the availability of SensationPlus™ FFPE Amplification and 3' IVT Labeling Kit (SensationPlus™ FFPE Reagent Kit), consisting of RNA amplification and labeling modules, to enable gene expression profiling of formalin-fixed, paraffin-embedded (FFPE) samples on GeneChip 3' IVT arrays and Almac Xcel™ Array for disease clinical research and retrospective studies. SensationPlusTM FFPE Reagent Kit is an advanced version of the Genisphere® technology Affymetrix licensed last year.

•
The Company announced the expansion of its license agreement with Siemens Healthcare Diagnostics for the company's branched DNA (bDNA) technology whereby Affymetrix is the exclusive licensee for in situ products, including in vitro diagnostics. This expanded license grants Affymetrix rights to develop and sell in situ QuantiGene® ViewRNA products, currently for research use only, in the in vitro diagnostic market. Additionally, this license includes exclusive rights to alkaline phosphatase conjugated oligonucleotides and their use in bDNA methods for in situ detection utilizing Fast Red substrates.

Affymetrix will host a conference call on November 5, 2012 at 2:00 p.m.  PT to review its operating results for the third quarter of 2012. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on November 5, 2012 until 8:00 p.m. PT on November 12, 2012 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 401334.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,200 systems have been shipped around the world and almost 26,000 peer-reviewed papers have been published using the technology.  Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, and Singapore.  eBioscience is headquartered in San Diego, California and has manufacturing facilities in San Diego and Vienna, Austria.  Including eBioscience, the Company has about 1,200 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash in the second half of 2012 after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2011, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its gross margins for the third quarter of 2012 excluding specified one-time items. Reconciliation of non-GAAP net loss to GAAP net loss can be found in the tables included in this press release.  Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix' operating performance in the third quarter of 2012 to the prior-year period.  These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 30,	December 31,
	2012	2011
	(Unaudited)	(See Note 1)
ASSETS:
Current assets:
Cash and cash equivalents	$29,026	$201,937
Restricted cash	691	692
Available-for-sale securities—short-term portion	2,575	7,937
Accounts receivable, net	52,534	44,021
Inventories—short-term portion	74,891	42,851
Deferred tax assets—short-term portion	379	364
Property and equipment, net—held for sale	5,000	9,000
Prepaid expenses and other current assets	15,078	7,785
Total current assets	180,174	314,587
Available-for-sale securities—long-term portion	7,337	54,501
Property and equipment, net	30,988	30,583
Inventories—long-term portion	14,668	-
Goodwill	159,420	-
Intangible assets, net	157,930	29,525
Deferred tax assets—long-term portion	3,445	450
Other long-term assets	16,224	8,369
Total assets	$570,186	$438,015

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$56,852	$44,774
Convertible notes—short-term portion	3,855	-
Term loan—short-term portion	6,375	-
Deferred revenue—short-term portion	10,749	9,852
Total current liabilities	77,831	54,626
Deferred revenue—long-term portion	3,453	3,959
Convertible notes—long-term portion	105,000	95,469
Term loan—long-term portion	76,500	-
Other long-term liabilities	22,345	9,127
Stockholders' equity:
Common stock	707	704
Additional paid-in capital	757,051	750,332
Accumulated other comprehensive income	4,420	2,492
Accumulated deficit	(477,121)	(478,694)
Total stockholders' equity	285,057	274,834
Total liabilities and stockholders' equity	$570,186	$438,015

Note 1:	The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUE:
Product sales	$72,685	$57,001	$189,681	$182,608
Services and other	6,939	6,986	21,593	19,762
Total revenue	79,624	63,987	211,274	202,370
COSTS AND EXPENSES:
Cost of product sales	33,979	24,647	81,907	70,913
Cost of services and other	3,959	3,001	11,057	9,627
Research and development	16,498	15,328	43,417	46,894
Selling, general and administrative	36,302	26,915	104,752	80,802
Total costs and expenses	90,738	69,891	241,133	208,236
Loss from operations	(11,114)	(5,904)	(29,859)	(5,866)
Interest income and other, net	(3,933)	(2,154)	(1,631)	(3,549)
Interest expense	2,993	991	4,191	2,866
Loss before income taxes	(18,040)	(9,049)	(35,681)	(12,281)
Income tax (benefit) provision	(181)	740	(37,254)	1,141
Net (loss) income	$(17,859)	$(9,789)	$1,573	$(13,422)

Basic net (loss) income per common share	$(0.25)	$(0.14)	$0.02	$(0.19)
Diluted net (loss) income per common share	$(0.25)	$(0.14)	$0.02	$(0.19)

Shares used in computing basic net (loss) income per common share	70,403	69,719	70,181	70,790
Shares used in computing diluted net (loss) income per common share	70,403	69,719	70,610	70,790

AFFYMETRIX, INC.
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET (LOSS) INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
GAAP net (loss) income - diluted	$(17,859)	$(9,789)	$1,573	$(13,422)
Amortization of inventory fair value adjustment	4,536	-	4,855	-
Amortization of acquired intangible assets	5,016	1,544	7,919	4,632
Acquisition-related transaction costs	326	-	6,093	-
Acquisition-related integration costs	1,541	-	1,541	-
Share-based compensation charge related to acquisition	-	-	8,265	-
Provision (recovery) of notes receivable	-	2,215	(2,215)	2,215
Impairment of non-marketable investments	-	743	-	1,900
Impairment of held-for-sale property	4,000	-	4,000	-
Income tax benefit related to acquisition	-	-	(37,462)	-
Non-GAAP net loss - diluted	$(2,440)	$(5,287)	$(5,431)	$(4,675)

Basic net loss per common share	$(0.03)	$(0.08)	$(0.08)	$(0.07)
Diluted net loss per common share	$(0.03)	$(0.08)	$(0.08)	$(0.07)

Shares used in computing basic net loss per common share	70,403	69,719	70,181	70,790
Shares used in computing diluted net loss per common share	70,403	69,719	70,610	70,790